Exhibit 99.1

Covidien Ltd. Shareholders Approve Change in Place of Incorporation

DUBLIN, Ireland – May 28, 2009 – Covidien Ltd. (NYSE: COV) announced that its shareholders, at a special meeting held today, have approved a transaction which will effectively change Covidien’s place of incorporation from Bermuda to Ireland. Assuming receipt of the required approval from the Supreme Court of Bermuda, which the Company expects to obtain at a hearing on June 4, 2009, and the satisfaction of certain other conditions, Covidien expects that the transaction will be completed on June 4, 2009. Following completion of the transaction, shares of the Irish company, Covidien plc, will begin trading on the New York Stock Exchange on June 5, 2009 under the symbol “COV,” the same symbol under which Covidien Ltd. shares currently trade.

Covidien also announced that shareholders approved at the special meeting the creation of distributable reserves of Covidien plc, which the company expects to be approved by the Irish High Court within three to four weeks after completion of the transaction.

ABOUT COVIDIEN

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in four segments: Medical Devices, Imaging Solutions, Pharmaceutical Products and Medical Supplies. With 2008 revenue of nearly $10 billion, Covidien has more than 41,000 employees worldwide in 59 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS:
Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Brian Nameth
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4363
bruce.farmer@covidien.com	brian.nameth@covidien.com

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the Supreme Court of Bermuda for, and to satisfy the other conditions to, the reorganization on the expected timeframe or at all, our ability to satisfy the conditions to the effectiveness of the amendment to our credit facility in connection with the reorganization and the amount of costs under the credit agreement as so amended, our ability to realize the expected benefits from the reorganization, the occurrence of difficulties in connection with the reorganization, any unanticipated costs in connection with the reorganization, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payers and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, including legacy Tyco-related litigation, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates, issues related to our existing material weakness in accounting for income taxes or potential environmental liabilities. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law